AGREEMENT RELATING TO DEVELOPMENT SERVICES

     This AGREEMENT RELATING TO DEVELOPMENT SERVICES ("Agreement") dated as of February 9, 1998, between TRADING COVE ASSOCIATES, a Connecticut general partnership ("TCA") and SUN INTERNATIONAL MANAGEMENT LIMITED, a British Virgin Island corporation ("SIML").

                     PRELIMINARY STATEMENT

     The following is a recital of certain facts upon which this Agreement is based:

     The Mohegan Tribe of Indians of Connecticut, a federally recognized Indian Tribe (the "Tribe") and its instrumentality, The Mohegan Tribal Gaming Authority (the "Authority") has entered into a certain Development Services Agreement dated February 7, 1998 (the "Development Services Agreement") with TCA pursuant to the terms of which the Tribe and the Authority have granted to TCA the exclusive right and obligation to provide development services in respect of the design, construction, equipment and opening of the "Project", as that term is defined in the Development Services Agreement.

     TCA is entering into this subcontract with SIML pursuant to which SIML will, on behalf of TCA, perform certain of the duties and obligations as Subcontractor to the "Developer" under the Development Services Agreement.

     The Amended and Restated Partnership Agreement of TCA dated as of September 21, 1994, as amended, provides for TCA to enter into this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

     1. Services to be Provided. TCA hereby retains SIML as a Subcontractor and SIML hereby agrees to perform all of the services subcontracted to SIML by TCA in fulfillment of the duties and obligations under the Development Services Agreement. Notwithstanding the foregoing, nothing herein shall be interpreted to mean or imply that TCA has assigned the Development Services Agreement to SIML.

     2. Costs and Expenses. TCA has or will hire employees in order to fulfill its obligations under the Development Services Agreement provided that no such employees will be hired without the consent and approval of SIML and SIML's local construction manager, Wolman Construction, L.L.C. ("Wolman"). TCA will be responsible for the salary and all other costs associated with such employees. Furthermore, all reasonable costs and expenses incurred by SIML and Wolman and their respective affiliates as Subcontractors relating to the development of the Project will be direct obligations of TCA which costs and expenses will be paid as requests for payment are submitted to TCA with such information as may be reasonably requested by TCA to verify such payment requests. All salary, fringe benefits and other costs and expenses associated with TCA's employees described herein, and the costs and expenses of SIML, Wolman and their affiliates described herein are herein collectively referred to as "Project Costs and Expenses."

     3. Fees and Payment Terms. In consideration of the services to be provided hereunder, TCA shall pay to SIML a fee (the "Development Services Fee") equal to 3% of the total Development Costs of the Project less all Project Costs and Expenses. For purpose hereof, the term "Development Costs of the Project" shall be understood to include all so-called hard and soft costs incurred by the Authority with respect to the construction of the Project except land acquisition costs and interest expense. TCA agrees to pay the Development Services Fee in installments due on December 31, 1999 (the "First Payment"), December 31, 2000 (the "Second Payment") and on the Completion Date, as defined in the Development Services Agreement (the "Third Payment"). The First Payment will be in an amount equal to TCA's reasonable best estimate of what one-third (1/3) of the Development Services Fee will be based upon its review of the Authority's and TCA's development budgets applicable to the Project. The Second Payment will be in an amount equal to TCA's reasonable best estimate of two-thirds (2/3) of the Development Services Fee based upon the then most current development budgets of the Authority and TCA with respect to the Project minus the First Payment. The Third Payment shall be in an amount equal to the actual Development Services Fee minus the First Payment and the Second Payment. Notwithstanding the foregoing, in the event that the Development Costs of the Project are not fully known by the date of the Third Payment, the Third Payment will also be based upon TCA's reasonable best estimate with a final payment being made by TCA to SIML or a refund being paid by SIML to TCA when the actual Development Costs of the Project are finally determined.

     4. Payment Limitation. Notwithstanding anything herein to the contrary contained, TCA's obligation to pay the Development Services Fee to SIML hereunder shall be limited to the extent that TCA has funds available to make the payments provided for in
Section 3 hereof, consistent with the limitations and prioritizations set forth in the Omnibus Termination Agreement dated March 18, 1999.

     5. Indemnification. SIML its affiliates, parents, subsidiaries, controlling shareholders and officers and directors (collectively, the "Indemnified Parties") shall not be liable to TCA by reason of any act performed for or on behalf of TCA hereunder, or in the furtherance of TCA business, or any omission to act, except for acts or omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. TCA shall indemnify, defend and hold harmless the Indemnified Parties from any claim, demand or liability, and from any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, which may be made or imposed upon them by reason of any act performed for or on behalf of TCA or in furtherance or TCA's business, or any omission to act, except for acts and omissions that constitute a material breach of any provision of this Agreement, gross negligence, fraud or bad faith. Notwithstanding anything contained herein to the contrary, the parties agree that if the assets of TCA are insufficient to satisfy the obligation set forth in this section, the partners of TCA shall bear the indemnification liability set forth herein in proportion to their respective percentage interest in TCA and, in no event, shall the Indemnified Parties have the right to assert claims pursuant to this section against partners of TCA in excess of each such partner's percentage interest in TCA.

     6. Third Party Beneficiary. This Agreement is exclusively for the benefit of the parties hereto and it may not be enforced by any party other than the parties to this Agreement and shall not give rise to any liability to any third party other than the authorized successors and assigns of the parties pursuant to
Section 6 hereof.

     7. Assignments. Neither party may assign its rights and/or obligations under this Agreement, except: (i) to an affiliate of such party, or (ii) with the prior written consent of all parties hereto. Any assignment shall be subject to and made in accordance with applicable gaming, securities or other laws.

     8. Authorization; Representations and Warranties. Each party represents and warrants to the other that:

     (a) The execution, delivery, and performance by it of this Agreement and the transactions contemplated herein have been duly authorized by all necessary action, and the individual(s) executing this Agreement on its behalf are duly authorized to do so;

     (b) It is duly organized and in good standing under the laws of the jurisdiction of its formation; and

     (c) The execution, delivery and performance of this Agreement does not and shall not violate any existing agreement, bylaw, statute, rule, regulation and/or ordinance applicable to such party or its execution, delivery and/or performance of this Agreement.

     9. Notices. All notices hereunder shall be deemed properly given upon (i) receipt by the addressee by personal delivery or facsimile transmission, (ii) two (2) business days after delivery by an overnight express delivery service for the next business day delivery, or (iii) if mailed, upon the first to occur of receipt or the expiration of five (5) business days after deposit in United States Postal Service certified mail, postage prepaid, addressed to the parties at the addresses appearing below. Such addresses may be changed by notice given in the same manner.

     If to TCA:     Len Wolman
                    c/o LMW Investments, Inc.
                    914 Hartford Turnpike
                    P.O. Box 715
                    Waterford, CT  06385
                    Telecopy No. (860) 447-8554

With a copy to:     Honigman Miller Schwartz & Cohn
                    2290 First National Building
                    Detroit, Michigan  48226-3583
                    Attn:     Sheldon P. Winkelman, Esq.
                    Telecopy No. (313) 465-7607

     If to SIML:    Howard ("Butch") Kerzner
                    Sun International
                    Executive Offices
                    Atlantis, Coral Towers
                    Paradise Island, The Bahamas
                    Telecopy No. (242) 363-4581

With a copy to:     Charles Adamo, Esq.
                    Sun International
                    Executive Offices
                    Atlantis, Coral Towers
                    Paradise Island, The Bahamas
                    Telecopy No. (242) 363-4581

     10. Amendments. This Agreement may be amended or modified only by written instrument executed by all of the parties hereto.

     11. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     12. Severability. If any provision hereof shall be judicially determined to be illegal, or if the application thereof to any party or in any circumstance shall, to any extent, be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to parties or in circumstances other than those to which it has been judicially determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same Agreement.

     14. Further Assurances. The parties will execute and deliver such further instruments and undertake such further actions as may be required to carry out the intent and purposes of this Agreement.

     15. Successors and Assigns. Subject to the restrictions on transferability contained in Paragraph 6 hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                          TRADING COVE ASSOCIATES,

                            By:  SUN COVE LIMITED

                            By:___________________
                               Name:
                               Title:

                            By:  WATERFORD GAMING., L.L.C.,

                            By:______________________
                               Name:
                               Title:

                           SUN INTERNATIONAL MANAGEMENT LIMITED,


                           By:_______________________
                              Name:
                              Title: